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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported)
                                   January 20, 2009


                       AMERICAN ENVIRONMENTAL ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


                                   33-38119-C
                            (Commission File Number)

                                   41-1619632
                      (IRS Employer Identification Number)

                              650 Town Center Drive
                                    Suite 860
                          Costa Mesa, California 92626
                    (Address of principal executive offices)

                                 (866) 671-7571
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act



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Item 1.01  Entry into a Material Definitive Agreement.

     On October 17, 2008, the Company entered into a Membership Interest Purchase Agreement (the "Membership Interest Purchase Agreement") with Equinox Carbon Equities, LLC, a Nevada limited liability company ("Equinox"), for the purchase of an eighty percent (80%) membership interest in Equinox, for a purchase price consisting of (i)$300,000.00 in cash and (ii) 900,000 shares of Series A Preferred Stock of the Company.


     The Company has been informed by Equinox and its members, William F. Barnwell, Greg Watkins and John C. Baile,that Equinox does not intend to honor the Membership Interest Purchase Agreement. Equinox has refused to return the $425,000 invested by the Company. The Company believes that it has performed all of its obligations under the Membership Interests Purchase Agreement and has demanded that Equinox perform. The Company intends to use every legal means available to enforce the agreement and obtain damages for Equinox's breach of its obligations. The Company has engaged legal counsel to commence litigation proceedings. The Company cannot predict any outcome at this early stage, but believes that its has very substantial claims to specifically enforce the agreement or obtain monetary damages.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              AMERICAN ENVIRONMENTAL ENERGY, INC.
                                  (Registrant)



                              By: /s/ Brent A. Brewer
                                  ----------------------------------------------
                                  Name: Brent A. Brewer
                                  Title: Chairman of the Board, President,
                                  Principal Executive Officer,
                                  Interim Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary




Date: January 20, 2009